Exhibit 99.1

November 19, 2007

Audit Committee

C/O Mr. Scott Broomfield

Chairman of the Audit Committee

St. Bernard Software, Inc.

15015 Avenue of Science

San Diego, CA 92128

Dear Mr. Broomfield:

This is to confirm that the client-auditor relationship between St. Bernard Software, Inc. (Commission File Number 0-50813) and Mayer Hoffman McCann P.C. has ceased.

Sincerely,
Mayer Hoffman McCann P.C.

cc: SEC Office of the Chief Accountant